CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Peabodys Coffee, Inc. (the "Company") of our report, dated December 19, 1999, relating to the financial statements which appear in the Form 10-SB, as amended, originally filed by the Company on December 21, 1999.

     We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears therein.


/S/ NICHOLSON & OLSON LLP
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Nicholson & Olson LLP
Roseville, California
May 1, 2000